Exhibit  21.1

THE REGISTRANT AND ITS SUBSIDIARIES

The following is a list of the registrant and its subsidiaries as of May 31, 2007.

NAME

WHERE INCORPORATED

Harland Clarke Holdings Corp.

Delaware

│

└─Harland Clarke Corp.

Delaware

│

├─Harland Mexico, SA de CV

Mexico

│

├─Checks in the Mail, Inc.

Delaware

│

├─Harland Checks and Services, Inc.

Georgia

│

│

│

├─Centralia Holding Corp.

Georgia

│

│

│

└─John H. Harland Company of Puerto Rico

Georgia

│

├─Clarke American Checks, Inc.

Delaware

│

├─B2Direct, Inc.

Delaware

│

└─HFS Scantron Holdings Corp.

New York

│

├─Harland Financial Solutions, Inc.

Oregon

│

│

│

└HFS Core Systems, Inc.

Delaware

│

└─Scantron Corporation

Delaware

│

└Scantron Canada, Ltd.

Canada